EXHIBIT 5.1

February 12, 2014

Board of Directors

BancorpSouth, Inc.

One Mississippi Plaza

201 South Spring Street

Tupelo, Mississippi 38804

Re: BancorpSouth, Inc. – Registration Statement on Form S-4

Ladies and Gentlemen:

We are acting as general counsel to BancorpSouth, Inc., a Mississippi corporation (the “Company”). As such, we have been asked to render this opinion in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of up to 3,675,000 shares of Company common stock (the “Shares”), $2.50 par value per share, pursuant to the above-captioned registration statement (the “Registration Statement”).

In connection with this opinion, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

In rendering the following opinion, we express no opinion as to the laws of any jurisdiction other than Mississippi and the federal law of the United States to the extent specifically referred to herein. The opinion expressed herein is as of the date hereof except where expressly stated otherwise.

Based upon the foregoing, we are of the opinion that the Shares, when issued and delivered upon payment therefor in the manner and on the terms described in or incorporated by reference into the Registration Statement (after the same is effective), will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to us under the caption “Legal Matters” in the Registration Statement. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours, RILEY, CALDWELL, CORK & ALVIS, P.A.

/s/ RILEY, CALDWELL, CORK & ALVIS, P.A.